                           LOAN AND SECURITY AGREEMENT


                                     BETWEEN


                               SILICON VALLEY BANK


                                       AND


                              TRIPATH IMAGING, INC.



                          DATED AS OF JANUARY 31, 2000
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                                TABLE OF CONTENTS

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                                                                            Page
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1.  DEFINITIONS AND CONSTRUCTION.........................................     1

1.1.    DEFINITIONS......................................................     1
1.2.    ACCOUNTING AND OTHER TERMS.......................................     9

2.  LOAN AND TERMS OF PAYMENT............................................     9

2.1.    ADVANCES.........................................................     9
2.2.    OVERADVANCES.....................................................    10
2.3.    INTEREST RATES, PAYMENTS, AND CALCULATIONS.......................    10
2.4.    CREDITING PAYMENTS...............................................    10
2.5.    FEES.............................................................    11
2.6.    ADDITIONAL COSTS.................................................    11
2.7.    TERM.............................................................    12

3.  CONDITIONS OF LOANS..................................................    12

3.1.    CONDITIONS PRECEDENT TO INITIAL ADVANCE..........................    12
3.2.    CONDITIONS PRECEDENT TO ALL ADVANCES.............................    13

4.  CREATION OF SECURITY INTEREST........................................    13

4.1.    GRANT OF SECURITY INTEREST.......................................    13
4.2.    DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED....................    13
4.3.    RIGHT TO INSPECT.................................................    13

5.  REPRESENTATIONS AND WARRANTIES.......................................    14

5.1.    DUE ORGANIZATION AND QUALIFICATION...............................    14
5.2.    DUE AUTHORIZATION; NO CONFLICT...................................    14
5.3.    NO PRIOR ENCUMBRANCES............................................    14
5.4.    BONA FIDE ELIGIBLE ACCOUNTS......................................    14
5.5.    MERCHANTABLE INVENTORY...........................................    14
5.6.    INTELLECTUAL PROPERTY............................................    14
5.7.    NAME; LOCATION OF CHIEF EXECUTIVE OFFICE.........................    15
5.8.    LITIGATION.......................................................    15
5.9.    NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS...............    15
5.10.   SOLVENCY.........................................................    15
5.11.   REGULATORY COMPLIANCE............................................    15
5.12.   ENVIRONMENTAL CONDITION..........................................    15
5.13.   TAXES............................................................    16
5.14.   SUBSIDIARIES.....................................................    16
5.15.   GOVERNMENT CONSENTS..............................................    16
5.16.   FULL DISCLOSURE..................................................    16

6.  AFFIRMATIVE COVENANTS................................................    16

6.1.    GOOD STANDING....................................................    16
6.2.    GOVERNMENT COMPLIANCE............................................    16
6.3.    FINANCIAL STATEMENTS, REPORTS, CERTIFICATES......................    17
6.4.    INVENTORY; RETURNS...............................................    17
6.5.    TAXES............................................................    17
6.6.    INSURANCE........................................................    18
6.7.    PRINCIPAL DEPOSITORY.............................................    18
6.8.    QUICK RATIO......................................................    18

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
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6.9.    QUARTERLY NET LOSSES.............................................    18
6.10.   FURTHER ASSURANCES...............................................    19

7.  NEGATIVE COVENANTS...................................................    19

7.1.    DISPOSITIONS.....................................................    19
7.2.    CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS    19
7.3.    MERGERS OR ACQUISITIONS..........................................    19
7.4.    INDEBTEDNESS.....................................................    19
7.5.    ENCUMBRANCES.....................................................    19
7.6.    DISTRIBUTIONS....................................................    19
7.7.    INVESTMENTS......................................................    19
7.8.    TRANSACTIONS WITH AFFILIATES.....................................    20
7.9.    INTELLECTUAL PROPERTY AGREEMENTS.................................    20
7.9.    SUBORDINATED DEBT................................................    20
7.10.   INVENTORY........................................................    20
7.11.   COMPLIANCE.......................................................    20

8.  EVENTS OF DEFAULT....................................................    20

8.1.    PAYMENT DEFAULT..................................................    20
8.2.    COVENANT DEFAULT.................................................    20
8.3.    MATERIAL ADVERSE CHANGE..........................................    21
8.4.    ATTACHMENT.......................................................    21
8.5.    INSOLVENCY.......................................................    21
8.6.    OTHER AGREEMENTS.................................................    21
8.7.    SUBORDINATED DEBT................................................    22
8.8.    JUDGMENTS........................................................    22
8.9.    MISREPRESENTATIONS...............................................    22
8.10.   GUARANTY.........................................................    22

9.  BANK'S RIGHTS AND REMEDIES...........................................    22

9.1.    RIGHTS AND REMEDIES..............................................    22
9.2.    POWER OF ATTORNEY................................................    23
9.3.    ACCOUNTS COLLECTION..............................................    24
9.4.    BANK EXPENSES....................................................    24
9.5.    BANK'S LIABILITY FOR COLLATERAL..................................    24
9.6.    REMEDIES CUMULATIVE..............................................    24
9.7.    DEMAND; PROTEST..................................................    24

10.   NOTICES............................................................    24

11.   CHOICE OF LAW AND VENUE............................................    25

12.   GENERAL PROVISIONS.................................................    26

12.1.   SUCCESSORS AND ASSIGNS...........................................    26
12.2.   INDEMNIFICATION..................................................    26
12.3.   TIME OF ESSENCE..................................................    26
12.4.   SEVERABILITY OF PROVISIONS.......................................    26
12.5.   AMENDMENTS IN WRITING, INTEGRATION...............................    26
12.6.   COUNTERPARTS.....................................................    26
12.7.   SURVIVAL.........................................................    27

      This LOAN AND SECURITY AGREEMENT is entered into as of January 31, 2000, by and between SILICON VALLEY BANK ("Bank"); and TRIPATH IMAGING, INC., a Delaware corporation having its principal place of business at 780 Plantation Drive, Burlington, North Carolina 27215 ("Borrower").


                                    RECITALS


      Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

                                    AGREEMENT


      The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION

      1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

            "ADVANCE" OR "ADVANCES" means a loan advance under the Committed Revolving Line.

            "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

            "ASSET PURCHASE PLAN" shall mean the factoring arrangement pursuant to the Non-Recourse Receivables Purchase Agreement between Borrower and Bank.

            "BANK EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

            "BORROWER'S BOOKS" means all of Borrower's books and records including, without limitation: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

            "BORROWING BASE" means an amount equal to eighty percent (80%) of Eligible Accounts as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

            "CLOSING DATE" means the date of this Agreement.

            "CODE" means the Delaware, North Carolina, Washington or other applicable states' Uniform Commercial Code.

            "COLLATERAL" means all Intellectual Property Collateral and the property described on Exhibit A attached hereto.

            "COMMITTED REVOLVING LINE" means a credit extension of up to Five Million and No/100ths Dollars ($5,000,000).

            "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

            "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

            "CREDIT EXTENSION" means each Advance of or any other extension of credit by Bank for the benefit of Borrower hereunder.

            "CURRENT ASSETS" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of Borrower and its Subsidiaries as at such date.

            "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

            "ELIGIBLE ACCOUNTS" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Unless otherwise agreed to by Bank in writing, Eligible Accounts shall not include the following:

            (a) Accounts that the account debtor has failed to pay within ninety
(90) days of invoice date;

            (b) Accounts with respect to an account debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except for Quest Diagnostics, f/k/a SmithKline Beecham and Laboratory Corporation, for which the percentage may be thirty-five percent (35%);

            (c) Accounts collected by deposit to a lockbox at any financial institution other than Bank, unless Bank has entered into an intercreditor agreement with such other financial institution in form acceptable to Bank allowing Bank access to such Accounts;

            (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, unless Borrower has obtained foreign credit insurance or letters of credit acceptable to Bank;

            (e) Accounts with respect to which the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

            (f) Accounts with respect to which Borrower is liable to the account debtor, for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts, contract billings, advance billings, etc.) against amounts owed to Borrower, provided, however this exclusion shall not include Accounts which have customer deposits, which Account shall only be eligible to the extent of all amounts in excess of the deposit;

            (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

            (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of Borrower, other than HoffmanLaRoche, provided its ownership percentage of Borrower does not exceed 15% of the issued and outstanding capital stock of Borrower;

            (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

            (j) Accounts the collection of which Bank reasonably determines to be doubtful by reason of the account debtor's financial condition; and

            (k) Accounts sold or transferred by Borrower pursuant to the Asset Purchase Plan.

            "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

            "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

            "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

            "GUARANTOR" means any present or future guarantor of the Obligations, including, without limitation, AutoCyte North Carolina LLC and Cell Analysis Systems, Inc.

            "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

            "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

            "INTELLECTUAL PROPERTY COLLATERAL" means

            (a)   Copyrights, Trademarks, Patents, and Mask Works;

            (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

            (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

            (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

            "INVENTORY" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

            "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

            "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

            "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower, and any other present or future agreement entered into between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated from time to time.

            "MASK WORKS" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

            "MATURITY DATE" means January 31, 2001.

            "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

            "NET INCOME (LOSS)" shall mean, for any fiscal period of Borrower, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, after the payment or accrual of all Federal, state or local taxes, but excluding therefrom (to the extent otherwise included therein and without duplication): (i) any gains or losses, together with any related provisions for taxes, realized by Borrower upon any sale of its assets other than in the ordinary course of business, (ii) any other non-recurring gains or losses, and (iii) any income or loss of any other Person acquired prior to the date such other Person becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or all or substantially all of such other Person's assets are acquired by Borrower.

            "OBLIGATIONS" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

            "PATENTS" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

            "PAYMENT DATE" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Maturity Date.

            "PERMITTED INDEBTEDNESS" means:

            (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

            (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

            (c)   Subordinated Debt;

            (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e) Indebtedness secured by Permitted Liens.

            "PERMITTED INVESTMENT" means:

            (a) Investments existing on the Closing Date disclosed in the Schedule; and

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank.

            "PERMITTED LIENS" means the following:

            (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

            (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on Borrower's Books in accordance with GAAP, provided the same have no priority over any of Bank's security interests;

            (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

            (d) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of either Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder;

            (e) Sales and leasebacks relating to equipment and other assets listed on the Schedules;

            (f) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

            (g) Any liens securing Subordinated Debt.

            "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

            "PRIME RATE" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

            "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

            "SCHEDULE" means the schedule of exceptions attached hereto, if any.

            "SUBORDINATED DEBT" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

            "SUBSIDIARY" means with respect to any Person, corporation, partnership, company association, limited liability company, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person, including, but not limited to the Subsidiary.

            "TOTAL LIABILITIES" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

            "TRADEMARKS" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

      1.2. Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

2.    LOAN AND TERMS OF PAYMENT

      2.1. Advances. Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Advances made by Bank to Borrower hereunder. Borrower shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.

            2.1.1. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less, less any unpaid accounts receivables purchased or transferred pursuant to the Asset Purchase Plan between Borrower and Bank. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

      Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Eastern time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to such Borrower's deposit account.

      The Committed Revolving Line shall terminate on the Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

      2.2. Overadvances. If, at any time or for any reason, the amount of Obligations, less any unpaid accounts receivable purchased or transferred pursuant to the Asset Purchase Plan between Borrower and Bank, owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

      2.3. Interest Rates, Payments, and Calculations.

            (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to one (1.00) percentage point above the Prime Rate.

            (b) Default Rate. All Obligations shall bear interest, from and after the occurrence of an Event of Default, at a rate equal to five (5.00) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

            (c) Payments. Interest hereunder shall be due and payable on each Payment Date. Borrower hereby authorizes Bank to debit any accounts with Bank, including, without limitation, Account Number ________ for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to Bank. Bank will notify Borrower of all debits which Bank has made against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

            (d) Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

      2.4. Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 p.m. Eastern time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

      2.5. Fees. Borrower shall pay to Bank the following:

            (a) Facility Fee. A Facility Fee equal to Twenty-Five Thousand and No/100ths ($25,000), $15,000 of which has been paid prior to closing leaving a balance of $10,000 due at closing, which Facility Fee shall be fully earned and non-refundable when paid.

            (b) Financial Examination and Appraisal Fees. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents, up to $10,000 per year; and

            (c) Bank Expenses. Upon demand from Bank, including, without limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses (which shall not exceed $10,000) and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

      2.6. Additional Costs. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

            (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America, any state, territory thereof or any political subdivision thereof);

            (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

            (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Upon such notification from Bank, Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

      2.7. Term. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.    CONDITIONS OF LOANS

      3.1. Conditions Precedent to Initial Advance. The obligation of Bank to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a) this Agreement;

            (b) a certificate of officer or manager, as applicable, of Borrower with respect to articles of incorporation, bylaws, articles of organization, operating agreement, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c) completion by Bank of an audit of Borrower's financial condition, acceptable to Bank;

            (d) financing statements (Forms UCC-1);

            (e) insurance certificate;

            (f) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

            (g) Certificate of Good Standing and/or Foreign Qualification for Borrower from the States of Delaware, North Carolina and Washington, and any other state in which Borrower does business;

            (h) Certified Certificate of Incorporation of Borrower; and

            (i) a negative pledge security agreement;

            (j) an intellectual property security agreement;

            (k) guaranties and security agreements by the Guarantor(s);

            (l) Subordination Agreement with respect to approximately $7,000,000 in notes payable to Meier Mitchell/TransAmerica; and

            (m) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

      3.2. Conditions Precedent to all Advances. The obligation of Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

            (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1; and

            (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this Section 3.2(b).

4.    CREATION OF SECURITY INTEREST

      4.1. Grant of Security Interest. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

      4.2. Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

      4.3. Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.    REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants as follows:

      5.1. Due Organization and Qualification. Borrower is a corporation, duly existing and in good standing under the laws of its state of organization and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

      5.2. Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation, bylaws, or other governing documents, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

      5.3. No Prior Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

      5.4. Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account.

      5.5. Merchantable Inventory. All Inventory (less reserves) is in all material respects of good and marketable quality, free from all material defects.

      5.6. Intellectual Property. Except as set forth in Schedule 5.6, Borrower is the sole owner of, or has the right to use, the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

      5.7. Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business and will not without at least thirty
(30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

      5.8. Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending, or, to each Borrower's knowledge, threatened by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

      5.9. No Material Adverse Change in Financial Statements. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

      5.10. Solvency. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

      5.11. Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in a Borrower incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

      5.12. Environmental Condition. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

      5.13. Taxes. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

      5.14. Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities or interests of any Person, except for Permitted Investments.

      5.15. Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

      5.16. Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.    AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

      6.1. Good Standing. Borrower shall maintain its and each of its Subsidiaries' existence as a corporation or limited liability company, as the case may be, and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

      6.2. Government Compliance. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

      6.3. Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer or manager of a Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within ninety
(90) days after the end of the Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by each Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could result in damages or costs to a Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

            Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable (aged by invoice date) and accounts payable.

            Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

            Bank shall have a right from time to time hereafter to audit the business of the Borrower at Borrower's expense, with the first audit to be performed prior to the initial Advance; provided that such audits will be conducted no more often than annually, unless an Event of Default has occurred and is continuing.

      6.4. Inventory; Returns. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Five Hundred Thousand Dollars ($500,000).

      6.5. Taxes. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by Borrower and (iii) no lien other than a Permitted Lien results.

      6.6. Insurance.

      Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

      All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least thirty (30) days notice to Bank before canceling its policy for any reason. At Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

      6.7. Principal Depository. Borrower shall each maintain its principal depository and operating accounts with Bank.

      6.8. Quick Ratio. Borrower on a monthly basis shall maintain, as of the last day of each calendar month, a ratio of cash, cash equivalents and Eligible Accounts to Current Liabilities of at least 1.40 to 1.00.

      6.9. Quarterly Net Losses. Borrower's Net Losses, each quarter, shall not exceed the amounts following for each time period:

                  Time Period            Net Loss
                  -------------------------------------------
                  01/01/00 - 03/31/00   ($4,500,000)
                  -------------------------------------------
                  04/01/00 - 06/30/00   ($3,500,000)
                  -------------------------------------------
                  07/01/00 - 09/30/00   ($2,500,000)
                  -------------------------------------------
                  10/01/00 - 12/31/00   ($1,500,000)
                  -------------------------------------------

      6.10. Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.    NEGATIVE COVENANTS

      Borrower covenants and agrees that, so long as any Advance hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, Borrower shall not do any of the following without the Bank's prior written consent:

      7.1. Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; (iv) of replaced, worn-out or obsolete Equipment; or (v) pursuant to the Asset Purchase Plan.

      7.2.  Changes in Business, Ownership, or Management, Business
            Locations. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office or add any new offices or business locations.

      7.3. Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

      7.4. Indebtedness. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

      7.5. Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

      7.6. Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock; provided, however, Borrower shall be permitted to make Distributions for Taxes.

      7.7. Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

      7.8. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

      7.9. Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property acquired under such contracts.

      7.9. Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

      7.10. Inventory. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing or as listed in Schedule 7.10, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

      7.11. Compliance. Become an "investment company" or a company controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

8.    EVENTS OF DEFAULT

      Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

      8.1. Payment Default. If Borrower fails to pay, when due, any of the Obligations.

      8.2. Covenant Default. (a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8 and 6.9 or violates any of the covenants contained in Article 7 of this Agreement, or

            (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

      8.3. Material Adverse Change. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

      8.4. Attachment. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of any Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

      8.5. Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

      8.6. Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could have a Material Adverse Effect;

      8.7. Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

      8.8. Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against any Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment);

      8.9. Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by Borrower or any Person acting on Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

      8.10. Guaranty. Any guaranty of all or a portion of the Obligations ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor.

9.    BANK'S RIGHTS AND REMEDIES

      9.1. Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

            (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between any Borrower and Bank;

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's premises, Borrower hereby grants Bank a license to enter such premises and to occupy the same, without charge in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

            (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower held by Bank;

            (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any of Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, any of Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

            (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

            (h) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

            (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

      9.2. Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as each Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

      9.3. Accounts Collection. Upon the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

      9.4. Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

      9.5. Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

      9.6. Remedies Cumulative. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

      9.7. Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

10.   NOTICES

      Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

      If to Borrower:   TriPath Imaging, Inc.
                        780 Plantation Drive
                        Burlington, North Carolina   27215
                        Attn.:  Mr. Eric Linsley
                        FAX:  (336) 222-8819


      If to Bank        Silicon Valley Bank
                        3343 Peachtree Road
                        Suite 312
                        Atlanta, Georgia  30326
                        Attn.:  Mr. Andrew Rico
                        FAX: (404) 261-2202

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.   CHOICE OF LAW AND VENUE

      The Loan Documents shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, without regard to principles of conflicts of law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THE BORROWER AND THE BANK ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST ANY BORROWER IN CONNECTION WITH THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT, MAY BE BROUGHT BY THE BANK OR BORROWER IN ANY STATE OR

FEDERAL COURT SITTING IN THE COUNTY OF THE STATE IN WHICH BANK'S ADDRESS SHOWN IN SECTION 10 ABOVE IS LOCATED, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH SUCH BORROWER OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE BORROWER AND THE BANK IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID STATE AND FEDERAL COURTS, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

12.   GENERAL PROVISIONS

      12.1. Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

      12.2. Indemnification. Borrower shall, indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3. Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

      12.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      12.5. Amendments in Writing, Integration. This Agreement cannot be amended or terminated except by a writing signed by Borrower and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

      12.6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

      12.7. Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section
12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, under seal, as of the date first above written.

                                       TRIPATH IMAGING, INC.


                                       By:  /s/ Eric Linsley            (SEAL)
                                          ------------------------------------
                                          Title:  CFO
                                                ------------------------------

                                       SILICON VALLEY BANK

                                       By: /s/ Andrew A. Rico
                                          ------------------------------------
                                          Title:  Vice President
                                                ------------------------------

                                    EXHIBIT A

      The Collateral consists of all of Borrowers' right, title and interest in and to the following:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrowers' custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrowers, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrowers' Books relating to the foregoing;

      All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

    All Borrowers' Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                  EXHIBIT B

                 LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM DEADLINE FOR SAME
            DAY PROCESSING IS 3:00 P.M., E.S.T.


TO:  CENTRAL CLIENT SERVICE DIVISION                  DATE:___________________

FAX#:  (781)431-0755                                  TIME:___________________

FROM: TRIPATH IMAGING, INC.

FROM:_________________________________________________________________________
            AUTHORIZED SIGNER'S NAME

     _________________________________________________________________________
            AUTHORIZED SIGNATURE

PHONE:______________________________________________________________________

FROM ACCOUNT #____________________________________
TO ACCOUNT#___________________________________


  REQUESTED TRANSACTION TYPE                    REQUEST DOLLAR AMOUNT
  __________________________                    _____________________

  PRINCIPAL INCREASE (ADVANCE)                  $_____________________________

  PRINCIPAL PAYMENT (ONLY)                      $____________________________

  INTEREST PAYMENT (ONLY)                       $_____________________________

  PRINCIPAL AND INTEREST (PAYMENT)              $____________________________

  OTHER INSTRUCTIONS:__________________________________________________________

      All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Advance Request; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

                                 BANK USE ONLY:
                               TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


 Authorized Requester
                                 ___________________________________

                                 Authorized Signature (Bank)
                                 Phone #____________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower:  TRIPATH IMAGING, INC.                      Bank: Silicon Valley Bank

       Commitment Amount:     $5,000,000
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE

      1.    Accounts Receivable Book Value as of                              $
                                                 --------                     ----------------
      2.    Additions (please explain on reverse)                             $
                                                                              ----------------
      3.    TOTAL ACCOUNTS RECEIVABLE                                         $
                                                                              ----------------

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
      4.    Amounts over 90 days due           $
                                               -----------------
      5.    Balance of 50% over 90 day accounts                               $
                                                                              ----------------
      6.    Concentration Limits (35% for Quest and Laboratory Corporation)   $
                                                                              ----------------
      7.    Foreign Accounts                   $
                                               -----------------
      8.    Governmental Accounts              $
                                               -----------------
      9.    Contra Accounts                    $
                                               -----------------
      10.   Promotion or Demo Accounts                                        $
                                                                              ----------------
      11.   Intercompany/Employee Accounts     $
                                               -----------------
      12.   Other (please explain on reverse)  $
                                               -----------------
      13.   TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                                   $
                                                                                                   ----------------
      14.   Eligible Accounts (#3 minus #13)                                  $
                                                                              ----------------
      15.   LOAN VALUE OF ACCOUNTS (80% of #14)                                                    $
                                                                                                   ----------------

BALANCES
      16.   Maximum Loan Amount                                               $
                                                                              ----------------
      17.   Total Funds Available [Lesser of #16 or #15]                                           $
                                                                                                   ----------------
      18.   Present balance owing on Line of Credit                                                $
                                                                                                   ----------------
      19.   Outstanding under Sublimits (   )                                 $
                                                                              ----------------
     20.    RESERVE POSITION (#17 minus #18 and #19)                                               $
                                                                                                   ----------------

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.
COMMENTS:


                                         ===============================
                                                    BANK USE ONLY
                                         RECEIVED BY:
                                                     --------------------
                                         DATE:
                                              ----------------
                                         REVIEWED BY:
                                                     -------------------
                                         COMPLIANCE STATUS:  YES / NO
                                         ===============================


TRIPATH IMAGING, INC.

By:
   -----------------------------
      Authorized Signer

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK
FROM:       TRIPATH IMAGING, INC.

      The undersigned authorized member of TRIPATH IMAGING, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between each of the Borrower and Bank (the "Agreement"), (i)
the Borrower is in complete compliance for the period ending        with all
required covenants except as noted below and (ii) all representations and warranties of the Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Member further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Member expressly acknowledges that h no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

      REPORTING COVENANT               REQUIRED                                    COMPLIES
      ------------------               --------                                    --------
      Monthly financial statements     Monthly within 30 days                      Yes   No
      Annual (CPA Audited)             FYE within 90 days                          Yes   No
      10Q and 10K                      Within 5 days after filing with the SEC     Yes   No
      A/R and Borrowing Base           Monthly within 20 days                      Yes   No

      FINANCIAL COVENANT                       REQUIRED        ACTUAL               COMPLIES
      ------------------                       --------        ------               --------
      Maintain on a Monthly Basis:
         Minimum Quick Ratio                   1.40:1.0              :1.0          Yes   No
                                                              -------

      Maintain on a Quarterly Basis:
      Quarterly Net Losses not to exceed:
      1Q ($4,500,000)                                                   Yes   No
                                                            ----------
      2Q ($3,500,000)                                                   Yes   No
                                                            ----------
      3Q ($2,250,000)                                                   Yes   No
                                                            ----------
      4Q ($1,500,000)                                                   Yes   No
                                                            ----------


                                         =====================================
                                                    BANK USE ONLY
                                         RECEIVED BY:
                                                     ---------------------
                                         DATE:
                                              ----------------
                                         REVIEWED BY:
                                                     ---------------------
                                         COMPLIANCE STATUS:  YES / NO
                                         =====================================


COMMENTS REGARDING EXCEPTIONS:

Sincerely,

-----------------------       Date:--------------
SIGNATURE

-----------------------
TITLE

                     DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:   TRIPATH IMAGING, INC.                   Bank:  Silicon Valley Bank
--------------------------------------------------------------------------------

LOAN TYPE. This is a Variable Rate, Revolving Line of Credit of a principal amount up to $5,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE.  The specific purpose of this loan is:  working capital

DISBURSEMENT INSTRUCTIONS. Borrower understand that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:

      Revolving Line
      --------------
      Amount paid to Borrower directly:                          $
                                                                  -------
      Undisbursed Funds                                          $
                                                                  -------
      Principal                                                  $
                                                                  -------


CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

      Prepaid  Finance Charges Paid in Cash:                            $10,000.00
           $25,000.00   Initial Loan Fee ($15,000 previously paid)
      $                 Accounts Receivables Audit

      Other Charges Paid in Cash:                                       $10,632.25
            $  426.00   UCC Search Fees
           $10,206.25   Outside Counsel Fees and Expenses

      Total Charges Paid in Cash                                        $20,632.25

AUTOMATIC PAYMENTS. Borrower hereby authorizes Bank automatically to deduct from
Borrower's account numbered       the amount of any loan payment. If the funds
                            ------
in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF JANUARY 25, 2000.

BORROWER:

------------------------------------
Authorized Signature

                         AGREEMENT TO PROVIDE INSURANCE

GRANTOR:    TRIPATH IMAGING, INC.                     BANK: Silicon Valley Bank
--------------------------------------------------------------------------------

      INSURANCE REQUIREMENTS.   TRIPATH IMAGING, INC. ("Grantor") understands
that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

      Collateral:   All Inventory, Equipment and Fixtures.
      Type:         All risks, including fire, theft and liability.
      Amount:       Full insurable value.
      Basis:        Replacement value.
      Endorsements: Loss payable clause to Bank with stipulation that coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

      INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

      FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of January 25, 2000, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

      AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

      GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JANUARY 25, 2000.

GRANTOR:

x
  --------------------------------
  Authorized Member
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                                FOR BANK USE ONLY
                             INSURANCE VERIFICATION
DATE:                                                      PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS:
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